EXHIBIT 4.6 - Amended Employee Stock Compensation Plan Pursuant to a
              Resolution Dated April 26, 2004

                          KLEENAIR SYSTEMS, INC.

              AMENDED 2001 EMPLOYEE STOCK COMPENSATION PLAN


1.  Purpose of the Plan.

     This 2001 Employee Stock Compensation Plan ("Plan") is intended to further the growth and advance the best interests of KLEENAIR SYSTEMS, INC., a Nevada corporation (the "Company"), and Affiliated Corporations, by supporting and increasing the Company's ability to attract, retain and compensate persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company and its affiliated corporations. This Plan provides for stock compensation through the award of the Company's Common Stock.

2.  Definitions.

     Whenever used in this Plan, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth in this section:

     a.  "Act" means the U.S. Securities Act of 1933, as amended.

     b.  "Affiliated Corporation" means any Parent or Subsidiary of the Company.

     c. "Award" or "grant" means any grant or sale of Common Stock made under this Plan.

     d. "Board of Directors" means the Board of Directors of the Company. The term "Committee" is defined in Section 4 of this Plan.

     e.  "Code" means the Internal Revenue Code of 1986, as amended.

     f. "Common Stock" or "Common Shares" means the common stock, $.001 par value per share, of the Company, or in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.

     g. "Date of Grant" means the day the Committee authorizes the grant of Common Stock or such later date as may be specified by the Committee as the date a particular award will become effective.

     h. "Employee" means and includes the following persons: (i) executive officers, officers and directors (including advisory and other special directors) of the Company or an Affiliated Corporation; (ii) full-time and part-time employees of the Company or an Affiliated Corporation;
(iii) natural persons engaged by the Company or an Affiliated Corporation as a consultant, advisor or agent; and (iv) a lawyer, law firm, accountant or accounting firm, or other professional or professional firm engaged by the Company or an Affiliated Corporation.


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     i.  "Parent" means any corporation owning 50% or more of the total combined voting stock of all classes of the Company or of another corporation qualifying as a Parent within this definition.

     j. "Participant" means an Employee to whom an Award of Plan Shares has been made.

     k. "Plan Shares" means shares of Common Stock from time to time subject to this Plan.

     l. "Subsidiary" means a corporation more than 50% of whose total combined capital stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

3.  Effective Date of the Plan.

     The effective date of this Plan is October 2, 2001. No Plan Shares may be issued after October 2, 2005.

4.  Administration of the Plan.

     The Compensation Committee of the Board of Directors ("Committee"), and in default of the appointment or continued existence of such Committee, the Board of Directors will be responsible for the administration of this Plan, and will have sole power to award Common Shares under this Plan. Subject to the express provisions of this Plan, the Committee shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determination of those eligible to receive an award of Plan Shares shall rest in the sole discretion of the Committee, subject to the provisions of this Plan. Awards of Plan Shares may be made as compensation for services rendered, directly or in lieu of other compensation payable, as a bonus in recognition of past service or performance or may be sold to an Employee as herein provided. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent it shall deem necessary to carry it into effect. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of this Plan shall be final and conclusive.

5.  Stock Subject to the Plan.

     The maximum number of Plan Shares which may be awarded under this Plan is increased from 4,950,000 shares, to 6,950,000 shares, an increase of 2,000,000 shares.

6.  Persons Eligible to Receive Awards.

     Awards may be granted only to Employees (as herein defined).

7.  Grants or Awards of Plan Shares.

     Except as otherwise provided herein, the Committee shall have complete discretion to determine when and to which Employees Plan Shares are to be granted, and the number of Plan Shares to be awarded to each

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Employee. A grant to an Employee may be made for cash, property, services rendered or other form of payment constituting lawful consideration under applicable law; Plan Shares awarded other than for services rendered shall be sold at not less than the fair value thereof on the date of grant. No grant will be made if, in the judgment of the Committee, such a grant would constitute a public distribution with the meaning of the Act or the rules and regulations promulgated thereunder.

8.  Delivery of Stock Certificates.

     As promptly as practicable after authorizing an award of Plan Shares, the Company shall deliver to the person who is the recipient of the award, a certificate or certificates registered in that person's name, representing the number of Plan Shares that were granted. Unless the Plan Shares have been registered under the Act, each certificate evidencing Plan Shares shall bear a legend to indicate that such shares represented by the certificate were issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act. In the absence of registration under the Act, any person awarded Plan Shares may be required to execute and deliver to the Company an investment letter, satisfactory in form and substance to the Company, prior to issuance and delivery of the shares. An award may be made under this Plan wherein the Plan Shares may be issued only after registration under the Act.

9.  Assignability.

     An award of Plan Shares may not be assigned. Plan Shares themselves may be assigned only after such shares have been awarded, issued and delivered, and only in accordance with law and any transfer restrictions imposed at the time of award.

10.  Employment not Conferred.

     Nothing in this Plan or in the award of Plan Shares shall confer upon any Employee the right to continue in the employ of the Company or Affiliated Corporation nor shall it interfere with or restrict in any way the lawful rights of the Company or any Affiliated Corporation to discharge any Employee at any time for any reason whatsoever, with or without cause.

11.  Laws and Regulations.

     The obligation of the Company to issue and deliver Plan Shares following an award under this Plan shall be subject to the condition that the Company be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

12.  Withholding of Taxes.

     If subject to withholding tax, the Company or any Affiliated Corporation may require that the Employee concurrently pay to the Company the entire amount or a portion of any taxes which the Company or Affiliated Corporation is required to withhold by reason of granting Plan Shares, in such amount as the Company or Affiliated Corporation in its discretion may determine. In lieu of part or all of any such payment, the

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Employee may elect to have the Company or Affiliated Corporation withhold from the Plan Shares issued hereunder a sufficient number of shares to satisfy withholding obligations. If the Company or Affiliated Corporation becomes required to pay withholding taxes to any federal, state or other taxing authority as a result of the granting of Plan Shares, and the Employee fails to provide the Company or Affiliated Corporation with the funds with which to pay that withholding tax, the Company or Affiliated Corporation may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any required or permitted withholding), until the Company or Affiliated Corporation has been reimbursed for the entire withholding tax it was required to pay in respect of the award of Plan Shares.

13.  Reservation of Shares.

     The stock subject to this Plan shall, at all times, consist of authorized but unissued Common Shares, or previously issued shares of Common Stock reacquired or held by the Company or an Affiliated Corporation equal to the maximum number of shares the Company may be required to issue as stated in Section 5 of this Plan, and such number of Common Shares hereby is reserved for such purpose.

14.  Amendment and Termination of the Plan.

     The Committee may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date. Otherwise, this Plan shall terminate on the earlier of the terminal date stated in
Section 3 of this Plan or the date when all Plan Shares have been issued. The Committee shall have absolute discretion to amend this Plan, subject only to those limitations expressly set forth herein; however, the Committee shall have no authority to extend the term of this Plan, to increase the number of Plan Shares subject to award under this Plan or to amend the definition of "Employee" herein.

15.  Delivery of Plan.

     A copy or description (for which a prospectus registering the Plan Shares will serve) of this Plan shall be delivered to every person to whom an award of Plan Shares is made. The Secretary of the Company may, but is not required to, also deliver a copy of the resolution or resolutions of the Committee authorizing the award.

16.  Liability.

     No member of the Board of Directors, the Committee or any other committee of directors, or officers, employees or agents of the Company or any Affiliated Corporation shall be personally liable for any action, omission or determination made in good faith in connection with this Plan.

17.  Miscellaneous Provisions.

     The place of administration of this Plan shall be in the State of California (or subsequently, wherever the Company's principal executive offices are located), and the validity, construction, interpretation and effect of this Plan and of its rules, regulations and rights relating to it, shall be determined solely in accordance with the laws of the State of

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California or subsequent state of domicile, should the Company be redomiciled. Without amending this Plan, the Committee may issue Plan Shares to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in this Plan but consistent with the purpose of this Plan, as it deems necessary and desirable to create equitable opportunities given differences in tax laws in other countries. All expenses of administering this Plan and issuing Plan Shares shall be borne by the Company.

18. Reorganizations and Recapitalizations of the Company.

     (a) The shares of Common Stock subject to this Plan are shares of the Common Stock of the Company as currently constituted. If, and whenever, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Common Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then the number of shares of Common Stock subject to this Plan shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced.

     (b) Except as expressly provided above, the Company's issuance of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to this Plan.

By signature below, the undersigned officers of the Company hereby certify that the foregoing is a true and correct copy of the Amended 2001 Employee Stock Compensation Plan of the Company.

DATED: April 26, 2004                    KLEENAIR SYSTEMS, INC.


                                     By:    /s/ Lionel Simons
                                         ---------------------------
(SEAL)                                   Lionel Simons, President


                                     By:    /s/Lester Berriman
                                         ---------------------------
                                         Lester Berriman, Assistant Secretary






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                          KLEENAIR SYSTEMS, INC.





       C E R T I F I C A T I O N   O F   P L A N   A D O P T I O N






I, the undersigned Secretary or assistant secretary of this Corporation, hereby certify that the foregoing Amended Employee Stock Compensation Plan of this corporation was duly approved by the requisite number of holders of the issued and outstanding common stock of this corporation as of the date below.


Date of Approval:  April 26, 2004



                                       /s/Lester Berriman
                                       ------------------------------
                                       Lester Berriman,
                                       Assistant Secretary







(SEAL)









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                          KLEENAIR SYSTEMS, INC.


              AMENDED 2001 EMPLOYEE STOCK COMPENSATION PLAN


KleenAir Systems, Inc., a Nevada corporation (the "Company"), has adopted effective October 2, 2001 its 2001 Employee Stock Compensation Plan (the "Plan") which is incorporated herein by this reference.

The Company now desires to adopt the Plan for 6,950,000 shares of common stock, an increase of 2,000,000 shares, subject to the Plan.

   NOW, THEREFORE, the Company hereby adopts the Plan for 6,950,000 shares of common stock which Plan is attached hereto.

By signature below, the undersigned officers of the Company hereby certify that the foregoing is a true and correct copy of the Amended 2001 Employee Stock Compensation Plan of the Company.


DATED: April 26, 2004                  KLEENAIR SYSTEMS, INC.


                                   By:   /s/ Lionel Simons
(SEAL)                                 --------------------------
                                       Lionel Simons, President



                                   By:   /s/Lester Berriman
                                       --------------------------
                                       Lester Berriman,
                                       Assistant Secretary





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